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                                                                   EXHIBIT 10.1




         AMENDMENT dated as of SEPTEMBER 26, 2001 (the "Amendment") to NOTE PURCHASE, MODIFICATION and FOREBEARANCE AGREEMENT, dated as of July 25, 2001 (the "Original Agreement"), by and between CellPoint Inc., a Nevada corporation ("CellPoint" or the "Company"), and Castle Creek Technology Partners LLC (the "Purchaser").

         WHEREAS, the Purchaser is the holder of outstanding convertible promissory notes (the "Notes"), each dated as of December 6, 2000, in the original aggregate principal amount of $10,000,000, of which Notes in the aggregate principal amount of $9,250,000 are currently outstanding.

         WHEREAS, pursuant to the Original Agreement, the Purchaser agreed to sell the outstanding Notes and CellPoint agreed to purchase those Notes on the terms set forth in the Original Agreement.

         WHEREAS, pursuant to the Original Agreement, (i) the Purchaser and the Company also amended certain provisions of the Notes and (ii) the Purchaser also agreed to forebear from enforcing its rights under the Notes to the extent provided in the Original Agreement.

         WHEREAS, the Company has not made the First Purchase Payment (as defined in the Original Agreement) when due.

         WHEREAS, the Company and the Purchaser have agreed to amend the Original Agreement and the Notes pursuant to this Amendment on the terms set forth below (the Original Agreement, as so amended, is hereinafter referred to as the "Agreement").

         NOW, THEREFORE, intending to be legally bound, the Company and the Purchaser hereby agree as follows:

         1. Paragraph 1 of the Original Agreement is hereby amended and restated as follows:

         1. PURCHASE AND SALE OF THE NOTES. CellPoint hereby agrees to purchase all outstanding Notes and the Purchaser agrees to sell those Notes for the amounts specified below. Closing shall occur no later than the following dates for the following cash payments:

     DATE                      AMOUNT
     On the date hereof        $2,144,900 (the "Initial Purchase Payment")
     October 1, 2002           $6,105,100 (the "Second Purchase Payment")

         The Initial Purchase Payment, the Second Purchase Payment and any permitted prepayment as provided below are collectively referred to as the "Purchase Payments." The Trading Restriction Payment (as defined in the Original Agreement) shall not be credited against any Purchase Payment, but shall be retained by the Purchaser as consideration for its agreeing to the trading restrictions set forth in the Original Agreement. At each respective closing date, Purchaser shall surrender to CellPoint for cancellation Notes in the appropriate principal amount ($2,144,900 as to the Initial Purchase Payment; and the balance of the then outstanding Notes as to the Second Purchase Payment) upon wire transfer to Purchaser's account of the applicable Purchase Payment. Purchaser's obligations to sell Notes upon tender of a Purchase Payment shall be conditional (which condition may be waived by Purchaser in whole or in part in its sole discretion) upon CellPoint's being in compliance in all material respects with its obligations under this Agreement at the applicable time CellPoint shall issue a new Note as to the remaining balance of any Note purchased in part pursuant to the foregoing.

         Simultaneously with the payment of each Purchase Payment, CellPoint shall pay to the Purchaser all accrued but unpaid interest (calculated at a non-default rate notwithstanding any prior notice to the contrary from the Purchaser to CellPoint) on the principal amount of the Notes being purchased pursuant to that Purchase Payment from the date of issuance thereof through the date of the applicable Purchase Payment by the payment in cash of the full amount of such accrued but unpaid interest ($105,100 as to the Initial Purchase Payment and $716,910 as to the Second Purchase Payment, if made on October 1,
2002).

         CellPoint may prepay the Second Purchase Payment in whole or in part from time to time (in minimum amounts of $100,000), without premium or penalty, provided that a pro rata portion of accrued and unpaid interest shall accompany any such prepayment. The Second Purchase Payment shall be reduced by the principal amount of any Notes converted by the Purchaser subsequent to September 24, 2001. No Prepayment Warrants (as defined in the Securities Purchase Agreement) shall be required to be issued in connection with any such prepayment.

         2. Paragraph 2 of the Original Agreement is hereby deleted in its entirety.

         3. Paragraph 3 of the Original Agreement is hereby amended and restated as follows:

         3. AMENDMENT OF THE NOTES; CONVERSION PRICE. The Notes shall remain in effect without modification, except as provided herein. The Notes shall be deemed amended as provided herein effective immediately. Effective immediately, the outstanding Notes shall have a maturity date of October 1, 2002 and a Fixed Conversion Price (as that term is defined in the Notes) of $4.00, and such Fixed Conversion Price shall be the Conversion Price (which shall not be subject to adjustment pursuant to Section 8.4 of the Notes) for so long as CellPoint is in compliance in all material respects with its obligations under this Agreement; provided that, in the event CellPoint is not in compliance in all material respects with such obligations (a "Noncompliance Event"), the Conversion Price, upon the date of such Noncompliance Event,



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shall become the lower of (i) the average of the Closing Bid Prices (as defined in the Notes) of Cellpoint's common stock during the period of ten consecutive trading days beginning five trading days prior to the date of such Noncompliance Event (Purchaser agrees to comply with all applicable laws in connection with any trading of Cellpoint common stock during such ten trading day period); and
(ii) lowest price at which Cellpoint common stock or common stock equivalents are sold (calculated in accordance with Section 8.4 of the Notes and deducting from the consideration received by Cellpoint the value of any warrants or other securities issued to the purchasers of such securities) from September 25, 2001 through the date of such Noncompliance Event. Upon the occurrence of a Noncompliance Event, the amount of the Second Purchase Payment shall become $8,105,100. The foregoing adjustment shall be made upon any subsequent Noncompliance Events.

         4. SECURITY. The security granted by CellPoint and its subsidiaries to secure obligations under the Notes and the Original Agreement shall continue to secure obligations under the Notes and the Original Agreement, as amended by this Amendment. All and any documents executed by CellPoint recording such security shall be deemed to be, and are hereby amended in such manner as may be necessary to give effect hereto.

         5. FOREBEARANCE. CellPoint acknowledges that it is in material breach of the Notes and the Original Agreement (including without limitation as a result of not making a Purchase Payment in full on a timely basis as required under the Original Agreement) without any defense thereto or right of set off. The Purchaser agrees to forebear in enforcing its remedies under the Notes and the Original Agreement for breaches which have occurred prior to the date hereof for so long as CellPoint is in compliance in all material respects with its obligations under this Agreement; provided that no such forebearance shall apply with respect to any subsidiary that currently is or subsequently becomes subject to a Proceeding (as defined below).

         6. Paragraph 9 of the Original Agreement is hereby amended and restated as follows:

         9. FILING OF 8-K; COMPLIANCE WITH ALL OBLIGATIONS UNDER NOTES AND OTHER AGREEMENTS. CellPoint shall file with the SEC a report on Form 8-K under Item 5 thereof with respect to the terms of this Agreement within ten days after the date hereof, which Form 8-K shall attach this Agreement as an exhibit to such Form 8-K. CellPoint shall provide the Purchaser with a copy of the Form 8-K at least two days prior to its filing thereof, and shall include any reasonable comments made by the Purchaser with respect to the description of this Agreement, the Purchaser and the transactions contemplated hereby; PROVIDED, HOWEVER, that if the Purchaser shall fail to respond within such two-day period, then CellPoint shall file the Form 8-K in the form provided to the Purchaser for review. Notwithstanding any provisions to the contrary contained in the Notes, the Securities Purchase Agreement (as defined in the Original Agreement) or any of the agreements or instruments contemplated thereby, for so long as CellPoint is in compliance in all material respects with its obligations under this Agreement, without limiting CellPoint's obligations under paragraph 11 of the Original Agreement, CellPoint shall not be required to comply with the provisions of clauses k., l., m., n., or o. of Section 4 of the Securities Purchase Agreement. CellPoint, as one of its obligations under this Agreement, shall comply in all material respects with its obligations under the Notes, as amended, the Registration Rights Agreement (as defined in the Original Agreement), as amended, and all other



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


instruments to which CellPoint and the Purchaser are a party, except as otherwise contemplated by this Agreement. CellPoint shall be deemed to be in material default of its obligations under this Agreement if, while any Notes are held by the Purchaser, any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law of any jurisdiction or any law of any jurisdiction for the relief of creditors (any of the foregoing, a "Proceeding") shall be instituted by or against CellPoint or any of its subsidiaries (other than a Proceeding instituted with respect to Cellpoint's Unwire and/or South African subsidiaries on or before 30 days from the date hereof). The failure of CellPoint to comply in all material respects with its obligations under this Agreement, including without limitation the obligations under the preceding two sentences, unless such failure is explicitly waived by the Purchasers in writing, shall terminate the Purchaser's obligations under this Agreement, including without limitation the obligation to sell the Notes. Any such failure shall not affect or limit other obligations of CellPoint, including without limitation its obligations to purchase the Notes.

         7. Paragraph 11 of the Original Agreement is hereby amended and restated as follows:

         11. COVENANTS. So long as any Notes are outstanding and without derogation of any restrictions contained in the other agreements between CellPoint and the Purchaser, CellPoint shall not: (a) incur any debt that is secured by any lien or is senior to or pari passu with the Notes or which obligates CellPoint to make any payments of interest or principal while any of the Notes are outstanding (and CellPoint shall not make any such payments), (b) issue any equity or equity equivalent securities at a price (on an as converted or an as exercised basis, if applicable) more than 20% below the average of the closing market prices (the "Market Price Average") on the NASDAQ of the CellPoint Common Stock during the five consecutive trading day period ending on the trading date immediately preceding the date of the closing of the issuance of such equity or equity-equivalent securities, and/or (c) issue any equity or equity equivalent securities on other than a fixed price basis or with more than 50% warrant coverage; provided, however, that the negative covenants in this paragraph shall not apply to any transaction pursuant to which CellPoint raises funds, the proceeds of which (in whole or in part) are used to make the Second Purchase Payment in full simultaneously with the closing of such transaction; provided further that, notwithstanding the covenants contained in subparagraph
(a), CellPoint may incur indebtedness that is pari passu with the Notes if the Purchaser shall, in its sole discretion and without any obligation, have given its prior written consent to the terms of and the incurrence of such indebtedness; provided further that clause (b) above shall not be deemed violated for any transaction completed within 60 days after the date hereof, if the price at which the equity or equity equivalent securities are sold (on an as converted or an as exercised basis, if applicable) is at least $3.00 and the Market Price Average at the time of such sale does not exceed $5.00). Subject to the proviso of the preceding sentence, the provisions of this paragraph apply to any transaction between CellPoint and any third party who acquires Notes hereunder, including without limitation any restructuring of the Notes after acquisition. CellPoint acknowledges that the restrictions of this paragraph shall apply to transactions in which CellPoint raises funds for the making of the Initial Purchase Payment.



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         8. RELEASE. For valuable consideration, including without limitation the Purchaser's entering into this Agreement, CellPoint is contemporaneously herewith executing a general release in the form attached hereto as Exhibit A

         9. BINDING EFFECT; OTHER. Except as explicitly set forth herein, the Original Agreement and all other agreements between the parties remain unchanged. Except as may otherwise be required by applicable law, no press release regarding this Agreement shall be issued without the prior approval of the Purchaser, which approval shall not be unreasonably withheld or delayed. CellPoint may , in its sole discretion, designate one or more additional parties to purchase the Notes, but such designation shall not, in any way, relieve CellPoint of any of its obligations under this Agreement, though performance by such designee shall constitute performance by CellPoint hereunder. Each of CellPoint and the Purchaser represents and warrants to the other party that the execution, delivery and performance of this Agreement has been duly authorized and does not require any consents or authorizations of any third parties (except to the extent that CellPoint is required to make any filings with governmental authorities after the date hereof with respect to the transactions contemplated hereby). This Agreement shall be governed by and construed in accordance with the laws of the State of New York and, in any proceeding based on or arising under this Agreement, the parties consent to the jurisdiction of New York courts on the same terms as provided in Section 9.6 of the Notes and agree that the other provisions of Section 9.6 of the Notes shall be applicable to this Agreement.

AGREED TO:

CELLPOINT INC.                           CASTLE CREEK TECHNOLOGY


By:  /s/ PETER HENRICSSON                By: /s/ MICHAEL SPOLAN
   ----------------------                   ------------------
     Peter Henricsson                       Michael Spolan
     Chairman                               Managing Director, Castle Creek
                                              Partners, Investment Manager




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



                                                                      EXHIBIT A


                                 GENERAL RELEASE

         KNOW ALL MEN BY THESE PRESENTS, That the undersigned, CellPoint, Inc., a Nevada corporation (the "Company"), for and in consideration of the sum of Ten Dollars ($10.00) in lawful money of the United States of America paid to it by Castle Creek Technology Partners LLC ("CC") at the date hereof, receipt of which is hereby acknowledged, and other good and valuable consideration, has remised, released and forever discharged and, by these Presents, does, for itself and its successors and assigns, irrevocably and unconditionally, remise, release and forever discharge the said CC and its owners, subsidiaries, members, predecessors, successors, assigns, officers, directors, agents, employees, representatives, attorneys, affiliates and all persons acting by, through or in concert with them (collectively the "Released Parties") of and from all manner of actions, cause, and causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands of any nature whatsoever, in law or in equity, suspected or unsuspected, known or unknown, fixed or contingent, and particularly, without limiting the generality of the foregoing, any and all claims relating to or arising out of CC investments in and purchases and sales of securities issued by the Company and any related transactions, any and all agreements that CC has or may have or may have had with the Company or any of its subsidiaries or predecessors, executed, unexecuted or proposed, oral or written, or the termination of any such agreements, which it now has against the Released Parties or ever had, or which it or its successors or assigns, hereafter can, shall or may have, for, upon, or by reason of any such matter, cause or thing, whatsoever, on or at any time prior to the date of these Presents.

         The undersigned has read and understands that this is a General Release, has been advised by counsel as to the implications of granting a General Release and intends to be legally bound by the same.

         IN WITNESS WHEREOF, the undersigned has executed and delivered this General Release this 26th day of September, 2001.

                                CELLPOINT, INC.


                                By:
                                  ---------------------------------------
                                  Its: Chairman



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